Exhibit T3A.16

e-Certificate of registration LIMITED COMPANY
Registration number
556723-5956
Date of registration of the company	Date of registration of current name
2007-02-13	2018-01-16
Document created on	Page
2025-01-22 13:57	1 (2)

Registration number:	556723-5956

Business name:	Intrum Holding AB

Address:
Riddargatan 10
114 35 STOCKHOLM

Registered office:	Stockholm
Note:

The company is registered as a private limited company.

THE COMPANY WAS FORMED 2007-01-26

SHARE CAPITAL

Share capital	: SEK	122,299.870000

Min	: SEK	100,000

Max	: SEK	400,000

Number of shares:		1,000

Min	:	1,000

Max	:	4,000

BOARD MEMBER, CHAIR OF THE BOARD

680526	Rubio, Andrés, c/o Intrum AB (publ), Riddargatan 10, 105 24 STOCKHOLM

BOARD MEMBERS

650414-4103	Kumlien, Annette Berit Ingrid, c/o Intrum AB (publ), Riddargatan 10, 105 24 STOCKHOLM

780320-0117	Ákberblom, Johan Erik André, c/o Intrum AB (publ), Riddargatan 10, 105 24 STOCKHOLM

SPECIALLY AUTHORIZED SIGNATORIES

681118-6292	Brodin, Lars Johan, c/o Intrum AB (publ), Riddargatan 10, 105 24 STOCKHOLM

850218-2036	Kullander, Jens Torbjörn, c/o Intrum Ab (publ), Riddargatan 10, 105 24 STOCKHOLM

850722-6572	Salloum, Mohamed, c/o Intrum AB (publ), Riddargatan 10, 105 24 STOCKHOLM

e-Certificate of registration LIMITED COMPANY
Registration number
556723-5956
Date of registration of the company	Date of registration of current name
2007-02-13	2018-01-16
Document created on	Page
2025-01-22 13:57	2 (2)

AUDITORS

556271-5309	Deloitte AB, 113 79 STOCKHOLM
Represented by: 731116-0217

PRINCIPALLY RESPONSIBLE AUDITOR

731116-0217	Honeth, Patrick Olof, c/o Deloitte AB, 113 79 STOCKHOLM

SIGNATORY POWER

The board of directors is entitled to sign.

Signatory power by any two jointly of the board members

Signatory power by any one of the board members in combination with any one of the specially authorized signatories

ARTICLES OF ASSOCIATION

Date of the latest change: 2021-06-28

FINANCIAL YEAR

Registered financial year: 0101 – 1231

Latest annual report submitted covers financial period 20230101-20231231

DATE OF REGISTRATION OF CURRENT AND PREVIOUS BUSINESS NAMES

2018-01-16 Intrum Holding AB

2016-12-16 Lindorff AB

2016-11-12 Lindorff International AB

2016-03-22 Lindorff AB

2009-04-09 Lindorff Group AB

2008-06-03 Lindorff Third Holding AB

2007-02-13 Lagrumet December EUR nr 17 Aktiebolag

The above information is an extract from the Trade and Industry Register Bolagsverket, the Swedish Companies Registration Office.

Bolagsverket

851 81 Sundsvall

0771-670 670

bolagsverket@bolagsverket.se

www.bolagsverket.se